Exhibit 32.1

                                                THE MONARCH CEMENT COMPANY
                                                    CERTIFICATION PURSUANT TO
                                                            18 U.S.C. SECTION 1350,
                                                        AS ADOPTED PURSUANT TO
                                                                       SECTION 906
                                                                            OF THE
                                                     SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Monarch Cement Company (the "Company") on Form 10-Q
for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to The Monarch
Cement Company and will be retained by The Monarch Cement Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  August 14, 2006

/s/ Walter H. Wulf, Jr.
Walter H. Wulf, Jr. President and Chairman of the Board